Exhibit 99

Form 4 - Joint Filer Information

Name:	Frost Gamma Investments Trust

Address:	4400 Biscayne Boulevard
15th Floor Miami, Florida 33137

Designated Filer:    Phillip Frost, M.D.

Issuer and Ticker Symbol:    Modigene Inc. (MODG.OB)

Date of Event Requiring Statement:    August 5, 2008
Signature:

/s/ Phillip Frost, M.D., Trustee
Phillip Frost, M.D., Trustee

/s/ Phillip Frost, M.D.
Phillip Frost, M.D.